UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

517 West Bridge St., Suite A
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 463-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, Maria Milagros Paredes, was appointed as the Chief Financial Officer ("CFO") and Corporate Secretary of Lion Copper and Gold Corp. (the "Registrant").

Ms. Paredes was not appointed pursuant to any arrangement or understanding between her and any other person. There are no family relationships between Ms. Paredes and any director or executive officer of the Company and Ms. Paredes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Paredes, age 61, is a mining and finance executive with over 30 years of experience with mineral exploration, project evaluation, mine development, operations, corporate finance, mergers and acquisitions, investor relations, strategic planning and public company governance. In the five years prior to her appointment, Ms. Paredes served as the Chief Financial Officer and Corporate Secretary of Mako Mining Corp. from February 2021 until June 2024, and thereafter as a consultant to that company.

In connection with Ms. Paredes appointment,  the Registrant, Quaterra Alaska Inc., and Ms. Paredes entered into an employment contract (the "Paredes Agreement") on June 22, 2026, which, among other things, provides for (i) an annual base salary of US$200,000 (ii) a one-time relocation assistance payment of US$20,000, (iii) 1,000,000 options under the Registrant's equity compensation plan with an exercise price equal to the fair market value per share on the date of grant, which vest on the date of grant and an additional 750,000 options with an exercise price equal to the fair market value per share on the date of grant, which vest upon the successful listing of the Registrant's common shares on the Nasdaq Capital Market or NYSE, or upon a final investment decision by Nuton, whichever occurs first; and an additional 750,000 options with an exercise price equal to the fair market value per share on the date of grant, which vest upon the Registrant achieving a market capitalization of US$200,000,000 for 30 consecutive trading days or upon the closing of a liquidity event with a fair market value of no less than US$200,000,000, whichever occurs first. The options will expire on the earlier of (i) five (5) years from the granting date, (ii) the date the executive role as CFO terminates, provided that unless the executive is terminated for cause, any vested performance options will expire on that date which is three (3) years following such termination date. For clarity, if the executive's employment is terminated for cause all vested and unvested performance options will expire on such termination date; or if the executive resigns, any vested performance options will expire on that date which is ninety (90) days following such resignation date. In the event Ms. Paredes is not retained for a period of at least 12 months following a change in control of the Registrant, she will be entitled to a severance payment equal to 12 months of her then current base salary.

The foregoing summary of the Paredes Agreement does not purport to be complete and is qualified in its entirety by reference to the Paredes Agreement a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 22, 2026, Lei Wang ceased to act as the CFO and Corporate Secretary of the Registrant. The departure of Lei Wang was not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices, including with respect to accounting principles, financial statement disclosure or internal controls. Ms. Wang will continue to serve the Registrant in an advisory capacity.

Item 7.01. Regulation FD.

On June 22, 2026, the Company issued a news release announcing the appointment of Maria Milagros Paredes, succeeding Lei Wang as CFO and Corporate Secretary. A copy of the press release is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 and in the press release is deemed to be "furnished" and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits.

10.1	Employment Agreement, dated June 22, 2026 between Quaterra Alaska Inc., Lion Copper and Gold Corp., and Maria Milagros Paredes

99.1	News release dated June 22, 2026*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished and not filed, in accordance with General Instruction B.2 of the Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	June 24, 2026	(Registrant)

/s/ John Banning
John Banning, Chief Executive Officer